Exhibit 10.1

INDENTURE OF TRUST

by and between

ATAX TEBS HOLDINGS, LLC,
as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

Dated as of December 14, 2022

Relating to:

$102,690,670
ATAX TEBS Holdings, LLC

Taxable Secured Notes

2022 Series A

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND GENERAL PROVISIONS	- 2 -
Section 1.01 Definitions	- 2 -
Section 1.02 Rules of Construction	- 7 -
ARTICLE II THE NOTES	- 8 -
Section 2.01 Authorization and Terms of Notes	- 8 -
Section 2.02 Interest Rate on the Notes	- 9 -
Section 2.03 Execution of Notes	- 9 -
Section 2.04 Transfer and Exchange of Notes	- 10 -
Section 2.05 Note Register and Authenticating Agent	- 11 -
Section 2.06 Temporary Notes	- 11 -
Section 2.07 Notes Mutilated, Lost, Destroyed or Stolen	- 11 -
Section 2.08 Use of Depository	- 12 -
Section 2.09 Limitation on Transfer and Exchange	- 14 -
ARTICLE III ISSUANCE OF NOTES; APPLICATION OF PROCEEDS	- 15 -
Section 3.01 Authentication and Delivery of the Notes	- 15 -
Section 3.02 Application of Note Proceeds and Other Amounts	- 16 -
ARTICLE IV REDEMPTION OF NOTES	- 16 -
Section 4.01 Circumstances of Redemption	- 16 -
Section 4.02 Selection of Notes for Redemption	- 17 -
Section 4.03 Notice of Redemption	- 17 -
Section 4.04 Partial Redemption of Notes	- 18 -
Section 4.05 Effect of Redemption	- 18 -
ARTICLE V REVENUES	- 18 -
Section 5.01 Pledge of Revenues	- 18 -
Section 5.02 Note Fund and Collateral Fund	- 18 -
Section 5.03 Investment of Moneys	- 19 -
Section 5.04 Assignment to Trustee; Enforcement of Obligations	- 19 -
ARTICLE VI COVENANTS OF THE ISSUER	- 19 -
Section 6.01 Payment of Principal and Interest	- 19 -

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Section 6.02 [Reserved]	- 20 -
Section 6.03 Preservation of Revenues; Amendment of Documents	- 20 -
Section 6.04 Compliance With Indenture	- 20 -
Section 6.05 Further Assurances	- 20 -
Section 6.06 Right of Access to Records	- 20 -
Section 6.07 Maintenance of Existence; Assignments	- 21 -
Section 6.08 Statement of Compliance; Notice of Certain Events	- 21 -
Section 6.09 Additional Instruments	- 21 -
Section 6.10 Title to the Collateral	- 21 -
Section 6.11 No Untrue Statements	- 21 -
Section 6.12 Indenture	- 22 -
Section 6.13 Continuing Disclosure; 144A Disclosure	- 22 -
ARTICLE VII DEFAULT	- 22 -
Section 7.01 Events of Default; Acceleration; Waiver of Default	- 22 -
Section 7.02 Institution of Legal Proceedings by Trustee	- 23 -
Section 7.03 Application of Moneys Collected by Trustee	- 24 -
Section 7.04 Effect of Delay or Omission To Pursue Remedy	- 24 -
Section 7.05 Remedies Cumulative	- 24 -
Section 7.06 Covenant To Pay Notes in Event of Default	- 25 -
Section 7.07 Trustee Appointed Agent for Noteholders	- 25 -
Section 7.08 Right of Noteholders to Direct Proceedings	- 25 -
Section 7.09 Limitation on Noteholders’ Right To Sue	- 25 -
Section 7.10 Obligations of the Issuer	- 26 -
ARTICLE VIII THE TRUSTEE AND AGENTS	- 26 -
Section 8.01 Duties, Immunities and Liabilities of Trustee	- 26 -
Section 8.02 Right of Trustee To Rely Upon Documents	- 28 -
Section 8.03 Trustee Not Responsible for Recitals	- 29 -
Section 8.04 Intervention by Trustee	- 30 -
Section 8.05 Moneys Received by Trustee To Be Held in Trust	- 30 -
Section 8.06 Compensation and Indemnification of Trustee and Agents	- 30 -

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Section 8.07 Qualifications of Trustee	- 31 -
Section 8.08 Resignation and Removal of Trustee and Appointment of Successor Trustee	- 31 -
Section 8.09 Acceptance of Trust by Successor Trustee	- 32 -
Section 8.10 Merger or Consolidation of Trustee	- 33 -
Section 8.11 Accounting Records and Reports	- 33 -
Section 8.12 Dealing in Notes	- 33 -
ARTICLE IX MODIFICATION OF INDENTURE	- 33 -
Section 9.01 Intentionally Omitted	- 33 -
Section 9.02 Modification of Indenture	- 33 -
Section 9.03 Effect of Supplemental Indenture	- 34 -
Section 9.04 Opinion of Counsel as to Supplemental Indenture	- 34 -
Section 9.05 Notation of Modification on Notes; Preparation of New Notes	- 34 -
Section 9.06 Alternative Rate	- 34 -
ARTICLE X DISCHARGE OF INDENTURE	- 35 -
Section 10.01 Discharge of Indenture	- 35 -
Section 10.02 Discharge of Liability on Notes	- 35 -
Section 10.03 Payment of Notes After Discharge of Indenture	- 36 -
ARTICLE XI MISCELLANEOUS	- 36 -
Section 11.01 Successors of Issuer	- 36 -
Section 11.02 Limitation of Rights to Parties and Noteholders	- 36 -
Section 11.03 Waiver of Notice	- 36 -
Section 11.04 Destruction of Notes	- 36 -
Section 11.05 Separability of Invalid Provisions	- 36 -
Section 11.06 Notices	- 37 -
Section 11.07 Evidence of Rights of Noteholders	- 39 -
Section 11.08 Holidays	- 39 -
Section 11.09 Governing Law	- 40 -
Section 11.10 Execution in Several Counterparts	- 40 -
Section 11.11 Rights of Noteholders During Initial Noteholder Period	- 40 -
Section 11.12 Entire Agreement; Supplemental Agreement	- 41 -

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Section 11.13 USA PATRIOT Act Section 326 Customer Identification Program.	- 42 -

Schedule I Schedule of Class B Certificates and Related Documents
Exhibit A Form of Note
Exhibit B Form of Investor Letter

-iv-

INDENTURE OF TRUST

THIS INDENTURE OF TRUST is dated as of December 14, 2022, and is by and between ATAX TEBS Holdings, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, with a corporate trust office in New York, New York, and being qualified to accept and administer the trusts hereby created (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer has determined to issue notes for the purpose of paying the redemption price in full all of the Issuer’s outstanding Taxable Secured Notes 2020 Series A (the “Prior Notes”); and

WHEREAS, in order to provide for the authentication and delivery of the Notes (as hereinafter defined), to establish and declare the terms and conditions upon which the Notes are to be issued and secured and to secure the payment of the principal thereof and of the interest thereon, the Issuer has authorized the execution and delivery of this Indenture; and

WHEREAS, the Issuer has determined that all acts and proceedings required by law necessary to make the Notes, when executed by the Issuer, authenticated and delivered by the Trustee and duly issued as provided herein, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and the interest on, all Notes at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Notes are to be issued and received, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Notes by the holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective registered owners from time to time of the Notes, as follows:

ARTICLE I

DEFINITIONS AND GENERAL PROVISIONS

Section 1.01 Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall, for all purposes of this Indenture and of any indenture supplemental hereto or agreement supplemental thereto, have the meanings herein specified, as follows:

“Accrual Period” means the monthly period commencing on the fifteenth (15th) calendar day of each calendar month of each calendar year and continuing to but excluding the fifteenth (15th) calendar day of the following respective calendar month (without adjustment in either case for Business Day payment conventions); provided, however, the initial Accrual Period shall be the period commencing on the Closing Date and continuing to but excluding the fifteenth (15th) calendar day of January, 2023.

“Affiliate” of any specified Person shall mean (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement, contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing, and (ii) for purposes of the role of Noteholder Representative, an “Affiliate of Mizuho” shall include, in addition to the foregoing, any custodial arrangements, trusts or similar investment vehicles with respect to which Mizuho or any other Affiliate of Mizuho is the trustor, depositor, sponsor or similar participant, directly or indirectly.

“Alternative Rate” shall have the meaning given to such term in Section 9.06 hereof.

“Authorized Denominations” shall mean $500,000 and any whole dollar amount in excess thereof.

“Authorized Signatory” shall mean any officer or employee of the Issuer specifically authorized to execute the Notes.

“Beneficial Owner” or “beneficial owner” shall mean the owner of a Beneficial Ownership Interest in the Notes.

“Beneficial Ownership Interest” shall mean the right to receive payments and notices with respect to the Notes which are held by DTC under the book-entry-only system provided for in Section 2.08 hereof.

“Business Day” shall mean any day, not including Saturday or Sunday, on which banks in the City of New York, New York, and banks and trust companies in the city in which the Principal Office of the Trustee is located are not required or authorized by law to remain closed and on which the New York Stock Exchange is not closed.

“Calculation Agent” shall mean the Noteholder Representative or its designee.

“Class B Certificates” shall mean the securities listed on Schedule I attached hereto.

“Closing Date” shall mean December 14, 2022, the date of initial issuance and delivery of the Notes.

“Collateral” shall have the meaning given to such term in the Pledge Agreement.

“Collateral Fund” shall mean the fund of that name established pursuant to Section 5.02 hereof.

“Counsel” shall mean any attorney at law or firm of attorneys acceptable to the Issuer and the Noteholder Representative.

“Date of Determination” means the second (2nd) Business Day prior to each Interest Payment Date.

“Default Rate” shall mean the lesser of (a) the Maximum Rate, and (b) fifteen percent (15%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder, or any successor statute thereto.

“Event of Bankruptcy” shall mean, with respect to a Person, the occurrence of one or more of the following events:

(a) the issuance, under the laws of any state or under the laws of the United States of America, of an order of rehabilitation, liquidation or dissolution of such Person;

(b) the commencement by or against such Person of a case or other proceeding seeking liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar state or federal law now or hereafter in effect, including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Person or any substantial part of its property, or there shall be appointed or designated with respect to it, an entity such as an organization, board, commission, authority, agency or body to monitor, review, oversee, recommend or declare a financial emergency or similar state of financial distress with respect to it, or there shall be declared or introduced or proposed for consideration by it or by any legislative or regulatory body with competent jurisdiction over it, the existence of a state of financial emergency or similar state of financial distress in respect of it, and continuation of any proceeding against any such Person for a period of sixty (60) days after the commencement thereof, or the appointment described above without such Person’s consent, agreement or acquiescence, which appointment is not vacated or stayed within sixty (60) days after such appointment or taking possession;

(c) the making of an assignment for the benefit of creditors by such Person;

(d) a debt moratorium, debt adjustment, debt restructuring or comparable restriction with respect to the payment of any indebtedness of such Person is declared or imposed by such Person or by any governmental authority having jurisdiction over such Person, and continuation of any proceeding against any such Person for a period of sixty (60) days after the commencement thereof;

(e) such Person shall admit in writing its inability to pay its debts when due; or

(f) the initiation of any actions to authorize any of the foregoing by or on behalf of such Person.

“Event of Default” or “Default” shall have the meaning specified in Section 7.01 hereof.

“Holder” or “Noteholder” or “Owner” shall mean the Person in whose name any Note is registered.

“Indenture” shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

“Index” means “USD-SOFR” as defined in the 2006 ISDA Derivatives Definitions (the “2006 ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or modified from time to time, provided, that for purposes of such definition, each reference to “Calculation Period” shall be deemed to be a reference to “Accrual Period” and each reference to “Reset Date” shall be deemed to be a reference to the last day of each Accrual Period, and such rate shall be calculated on the basis of “Compounding with Lockout” (as defined in the 2006 ISDA Definitions) with a “Lockout” (as defined in the 2006 ISDA Definitions) of five (5) New York Business Days; provided that, for the avoidance of doubt, the rate for any day in an Accrual Period, including each day in the Lockout Period (as defined in the 2006 ISDA Definitions), as applicable, shall be determined in accordance with the method set forth in “Compounding with Lockout” in Section 6.9 of the 2006 ISDA Definitions as if such day were a “Reset Date”; subject to the limitation that the Index shall not be less than the Index Floor. Each calculation by the Lender of the Index shall be conclusive and binding for all purposes, absent manifest error.

“Index Floor” means twenty-five (25) basis points.

“Individual Note” shall mean any Note registered in the name of a Noteholder other than DTC or its nominee.

“Initial Noteholder” shall mean GIFS Capital Company, LLC, and any Permitted Transferee during the Initial Noteholder Period, and their designees, as applicable.

“Initial Noteholder Affiliate” shall mean an entity that is, directly or indirectly, wholly owned or controlled by, or under common control with, the Initial Noteholder.

“Initial Noteholder Period” shall mean the period during which the Initial Noteholder, an Initial Noteholder Affiliate, Mizuho or an Affiliate of Mizuho is the Majority Owner of the Notes.

“Institutional Accredited Investor” shall mean an institutional “accredited investor”, as defined in Securities and Exchange Commission Rule 501(a)(1), (2), (3) or (if all of its equity owners are described in Rule 501(a)(1), (2) or (3)) (8) promulgated under the Securities Act.

“Interest Payment Date” shall mean (i) the fifteenth (15th) day of each calendar month, commencing January 15, 2023, and (ii) each date on which principal of the Notes is paid, in whole or in part with respect to the principal which is paid (in any case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).

“Issuer” shall mean ATAX TEBS Holdings, LLC, a limited liability company organized and existing under the laws of the State of Delaware, together with its permitted successors and assigns.

“Majority Owner” shall mean any Person that is the Owner or Beneficial Owner of all the principal amount of the Notes Outstanding; provided, however, if no single Owner or Beneficial Owner owns all of the Notes Outstanding, “Majority Owner” shall mean the Owner or Beneficial Owner of at least fifty-one percent (51%) in aggregate of the principal amount of Notes Outstanding.

“Margin” shall mean nine hundred and twenty-five (925) basis points.

“Maturity Date” shall mean September 1, 2025.

“Maximum Rate” shall mean the highest rate of interest permitted to be charged by applicable law.

“Mizuho” shall mean Mizuho Capital Markets LLC, a limited liability company organized and existing under the laws of the State of Delaware, together with its successors and assigns.

“New York Business Day” shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

“Note Documents” shall mean this Indenture, the Supplemental Agreement, the Pledge Agreement, and all other documents executed in connection with, or related to, the Notes.

“Note Fund” shall mean the fund of that name established pursuant to Section 5.02 hereof.

“Notes” shall mean the Issuer’s Taxable Secured Notes 2022 Series A.

“Noteholder Representative” shall mean Mizuho and any replacement Noteholder Representative that may be appointed pursuant to Section 11.11.

“Opinion of Counsel” shall mean a written opinion of counsel in form and substance satisfactory to the Noteholder Representative, which counsel shall not be unsatisfactory to the Noteholder Representative and may be counsel for the Issuer or Counsel or counsel for the Trustee.

“Outstanding,” when used as of any particular time all Notes previously authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes cancelled by the Trustee or surrendered to the Trustee for cancellation; and

(b) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered by the Trustee pursuant to the terms of Sections 2.06 and 2.07.

“Permitted Liens” shall have the meaning given to such term in the Pledge Agreement.

“Permitted Transferee” shall mean any transferee permitted under the transfer restrictions of Section 2.09 of this Indenture.

“Person” shall mean an individual, association, unincorporated organization, corporation, limited liability company, partnership, joint venture, business trust or a government or an agency or a political subdivision thereof, or any other entity.

“Pledge Agreement” shall mean that certain Limited Guaranty, Pledge and Security Agreement, dated as of December 14, 2022, from the Pledgor in favor of the Trustee, as the same may be amended, modified or supplemented from time to time.

“Pledgor” shall mean Greystone Housing Impact Investors LP, a limited partnership organized and existing under the laws of the State of Delaware, together with its permitted successors and assigns, as guarantor and pledgor of the Collateral under the Pledge Agreement.

“Principal Office” with respect to the Trustee, shall mean the corporate trust office of the Trustee located at the address set forth in Section 11.06 hereof, or at such other place as the Trustee shall designate by notice given under said Section 11.06 or such office designated by the Trustee in writing for the payment, transfer, exchange or registration of the Notes; and with respect to the Issuer, shall mean its office located at the address set forth in Section 11.06 hereof, or at such other place as the Issuer shall designate to the Trustee as provided in Section 11.06 hereof.

“Qualified Institutional Buyer” or “QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Record Date” shall mean the Business Day immediately preceding each Interest Payment Date.

“Responsible Officer” of the Trustee shall mean any officer of the Trustee having direct responsibility for the administration of this Indenture.

“Revenues” shall mean all amounts pledged under this Indenture to the payment of principal of and interest on the Notes, consisting of the following: (a) all payments, revenues, proceeds, moneys, receipts and other income of any nature derived from the Collateral; (b) any portion of the proceeds of the Notes deposited with the Trustee under Section 3.02 hereof; and (c) any repayments of the Notes made by or on behalf of the Issuer from funds derived from any source, including but not limited to payments in respect of the Class B Certificates, proceeds of refunding the Notes, and any amounts derived from or in connection with the Note Documents, including all amounts obtained through the exercise of the remedies provided in the Note

Documents upon the occurrence of an event of default thereunder; but such term shall not include payments to the Trustee pursuant to Section 8.06 hereof.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“Securities Legend” shall mean the legend set forth on page 1 of Exhibit A to this Indenture.

“Stated Amount” means the principal amount of the Class B Certificates as determined under the series agreements pursuant to which the Class B Certificates were issued.

“Supplemental Agreement” shall mean the Supplemental Agreement dated as of December 14, 2022 by and among the Issuer, the Trustee, the Underwriter and the Noteholder Representative or an affiliate thereof, as the same may be amended, restated and/or supplemented from time to time.

“Supplemental Indenture” or “Indenture Supplemental Hereto” shall mean any supplemental indenture hereafter duly authorized and entered into between the Issuer and the Trustee in accordance with the provisions of this Indenture.

“Trustee” shall mean U.S. Bank National Association, a national banking association organized and existing under and by virtue of the laws of the United States of America, or its successors or any other corporation or association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at any time serving as successor trustee hereunder.

“Underwriter” shall mean FMSbonds, Inc.

“Variable Rate” means and shall be equal to, for any Accrual Period, (a) the sum of (i) the Index plus (ii) the Margin, subject to adjustment as set forth in Section 9.06 hereof, and (b) from and after the earlier of (i) the date amounts are owed hereunder but are not paid when due and (ii) after the occurrence and during the continuance of an Event of Default, the Default Rate; provided however that the Variable Rate shall not in any event exceed the Maximum Rate.

“Written Certificate,” “Written Consent,” “Written Demand,” “Written Direction,” “Written Election,” “Written Notice,” “Written Order,” “Written Request” and “Written Requisition” shall mean, respectively, a written certificate, consent, demand, direction, election, notice, order, request or requisition signed on behalf of the Issuer by an Authorized Signatory or on behalf of the Noteholder Representative by an authorized signatory.

Section 1.02 Rules of Construction.

(a) The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other genders.

(b) All references herein to “Articles,” “Sections” and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Indenture as originally executed; and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

(c) The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

(d) The parties hereto acknowledge that each of them and their respective counsel have participated in the drafting and revision of this Indenture. Accordingly, the parties agree that any rule of construction that disfavors the drafting party shall not apply in the interpretation of this Indenture or any amendment or supplement or exhibit hereto or thereto.

ARTICLE II

THE NOTES

Section 2.01 Authorization and Terms of Notes.

(a) There are hereby authorized to be issued notes of the Issuer which shall be designated as “ATAX TEBS Holdings, LLC Taxable Secured Notes 2022 Series A” and which shall be issued in the principal amount of $102,690,670. No Notes may be issued hereunder except in accordance with this Article II.

(b) The Notes shall be in substantially the form set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note. Notes may be typewritten, printed, engraved, lithographed or otherwise produced.

(c) The Notes shall be issuable only as fully registered Notes, without coupons, in Authorized Denominations, and shall be numbered consecutively in the order of their authentication, with any other designation as the Trustee deems appropriate.

(d) The Notes shall be dated the Closing Date, shall mature on the Maturity Date, and shall be subject to redemption prior to maturity as provided in this Indenture. Interest due on the Notes on any Interest Payment Date shall be calculated based on the Variable Rate in effect during the Accrual Period ending on the day before such Interest Payment Date.

(e) Both the principal and redemption price of the Notes shall be payable by check in lawful money of the United States of America only upon presentation thereof at the Principal Office of the Trustee; provided, during the Initial Noteholder Period, all payments of principal and redemption price, other than payment at maturity or upon redemption in whole of the Notes shall be payable without presentation and surrender of the Note and shall be payable in the same manner as interest on the Notes. Payment of the interest on any Note shall be made by check in like lawful money to the person appearing on the Note registration books of the Trustee as the registered owner thereof on the applicable Record Date, such interest to be paid by check mailed on the Interest Payment Date by first-class mail, postage prepaid, to the registered owner at its address as it appears on such registration books, except that the Trustee will at the written request of any registered owner of $1,000,000 or more in aggregate principal amount of Notes, make payments of interest on such Notes by wire transfer to the account designated by such owner to the Trustee in writing at least fifteen (15) days before the Record Date for such payments, any such designation to remain in effect until withdrawn. Notes held by DTC under the book-entry only system shall be payable as described in Section 2.08 hereof in accordance with the policies and procedures of DTC.

Section 2.02 Interest Rate on the Notes.

(a) From and after the Closing Date and until the Maturity Date, the Notes will bear interest on the Outstanding principal amount thereof at the Variable Rate, payable on each Interest Payment Date, computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed; provided, however, that in the event that principal of or interest on the Notes is not paid when due or when any other Event of Default shall occur and be continuing, there shall be due and payable on the Notes or on any amount not timely paid, interest at the Default Rate. Each Note shall bear interest from the date to which interest has been paid on the Notes next preceding the date of its authentication, unless it is authenticated as of an Interest Payment Date for which interest has been paid or after the Record Date in respect thereof, in which event it shall bear interest from such Interest Payment Date, or unless it is authenticated on or before the Record Date for the first Interest Payment Date, in which event it shall bear interest from its date.

(b) The applicable the Variable Rate shall be determined by the Calculation Agent for each Accrual Period on Date of Determination for such Accrual Period, and such determination shall be conclusive and binding absent manifest error. On the Date of Determination for each Accrual Period, the Calculation Agent shall notify the Noteholder Representative, the Trustee and the Issuer in writing of the Variable Rate applicable to the Notes for such Accrual Period. No later than the second (2nd) Business Day preceding each Interest Payment Date, the Calculation Agent shall notify the Noteholder Representative, the Trustee and the Issuer in writing of the total amount of interest payable on the Notes on such Interest Payment Date. The Calculation Agent, the Noteholder Representative, the Trustee and the Issuer may elect to receive by email any of the notifications set forth in this Section 2.02 and in the case of any such election shall provide written notice thereof to the other party.

Section 2.03 Execution of Notes. The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of an Authorized Signatory. Any facsimile signatures on the Notes shall have the same force and effect as if said Authorized Signatory had manually signed the Notes. In case the Authorized Signatory who shall have signed any of the Notes or whose signature appears on any of the Notes shall cease to hold such office before the Notes so signed shall have been actually authenticated or delivered or caused to be delivered by the Trustee or issued by the Issuer, such Notes may, nevertheless, be authenticated and issued and, upon such authentication, delivery and issue, shall be as binding upon the Issuer as if the person who signed or sealed such Notes or whose signatures appear on any of the Notes had not ceased to hold such office until such delivery. Any Note may be signed on behalf of the Issuer by such person as at the actual time of execution of the Notes shall be duly authorized or hold the proper office in the Issuer, although at the date of issuance and delivery of the Notes such person may not have been so authorized or have held such office.

On the Closing Date, the Issuer shall execute and deliver to the Trustee a Note certificate substantially in the form set forth in Exhibit A, which shall collectively be numbered and issued in the principal amount authorized by Section 2.01(a) for the Notes.

The obligations of the Issuer to make the payments on the Notes and the other payments required hereunder and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Trustee, and the Issuer shall pay absolutely the payments required hereunder, free of any deductions and without abatement, diminution or setoff. Until such time as the principal of and interest on the Notes shall have been fully paid, or provision for the payment thereof shall have been made as required by this Indenture, the Issuer (a) will not suspend or discontinue any payments provided for herein; (b) will perform and observe all of its other covenants contained in this Indenture and the Note Documents; and (c) except as provided in Article X hereof, will not terminate this Indenture for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of New York or any political subdivision of either of these, or any failure of the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Indenture, except to the extent permitted by this Indenture.

Only such of the Notes as shall bear thereon a certificate of authentication in the form set forth on the applicable form of Note, manually or electronically executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Notes so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

Section 2.04 Transfer and Exchange of Notes. Any Note may, in accordance with the terms of this Indenture, be transferred, upon the books of the Trustee required to be kept pursuant to the provisions of Section 2.05, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Note for transfer at the Principal Office of the Trustee, accompanied by a written instrument of transfer in a form acceptable to the Trustee, duly executed. Notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of Notes of the same series of other Authorized Denominations. Whenever any Note shall be surrendered for transfer or exchange, the Issuer shall execute and the Trustee shall authenticate and deliver a new Note or Notes of the same series, for a like aggregate principal amount in Authorized Denominations.

The Trustee shall require the payment by the Noteholder requesting any such transfer or exchange of any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange. The cost of printing any Notes and any services rendered or any expenses incurred by the Trustee in connection with any transfer or exchange shall be paid by the Issuer.

No transfer or exchange shall be required to be made of any Notes called for redemption or of any Notes during the fifteen (15) days next preceding the giving of any notice of redemption.

The Trustee shall not be under any obligation or duty to determine or inquire as to compliance with the Securities Act and shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any of the Notes (including any transfers between or among beneficial owners of interests in any of the Notes) other than to require the delivery of such documentation as is expressly required by this Indenture, and to examine same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05 Note Register and Authenticating Agent. The Issuer hereby appoints the Trustee as registrar and authenticating agent for the Notes. The Trustee as such registrar will keep or cause to be kept its Principal Offices sufficient books for the transfer of the Notes, which shall at all times during regular business hours and upon reasonable prior notice be open to inspection by the Issuer; and, upon presentation for such purpose, the Trustee as such registrar shall, under such reasonable regulations as it may prescribe, transfer or cause to be transferred, on said books, Notes as hereinbefore provided.

Section 2.06 Temporary Notes. The Notes may be issued initially in temporary form exchangeable for definitive Notes when ready for delivery. The temporary Notes may be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Issuer and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated and registered by the Trustee upon the same conditions and in substantially the same manner as the definitive Notes. If the Issuer issues temporary Notes, it will execute and furnish without delay definitive Notes, which may be printed, lithographed or typewritten, and thereupon the temporary Notes may be surrendered, for cancellation, in exchange therefor at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of Authorized Denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

Section 2.07 Notes Mutilated, Lost, Destroyed or Stolen. If any Note shall become mutilated, the Issuer, at the expense of the holder of said Note, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Note of like tenor and principal amount in exchange and substitution for the Note so mutilated, but only upon surrender to the Trustee of the Notes so mutilated. Every mutilated Note so surrendered to the Trustee shall be cancelled by it. If any Note issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Trustee, and if such evidence is satisfactory to it and indemnity for the Issuer and the Trustee satisfactory to the Trustee shall be given, the Issuer, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Note of the same series and of like tenor and principal amount in lieu of and in substitution for the Note so lost, destroyed or stolen (or if any such Note shall have matured or shall have been called for redemption, instead of issuing a substitute Note, the Trustee on behalf of the Issuer may pay the same without surrender thereof) upon receipt of the aforementioned indemnity. The Issuer and the Trustee may require payment of a reasonable fee for each new Note delivered under this Section 2.07 and payment of the expenses which may be incurred by the Issuer and the Trustee. Any Note delivered under the provisions of this Section 2.07 in lieu of any Note alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Note so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes secured by this Indenture.

Section 2.08 Use of Depository. Notwithstanding any provision of this Indenture to the contrary:

(a) On the Closing Date, the ownership of one fully registered Note shall be registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”), New York, New York. The Notes shall be held by the Trustee pursuant to DTC’s Fast Automated Securities Transfer (FAST) Program. Payments of interest on, principal of the Notes shall be made to the account of Cede on each payment date at the address indicated for Cede in the registration books of the Issuer kept by the Trustee by transfer of immediately available funds. DTC has represented to the Issuer that it will maintain a book-entry system in recording ownership interests of its participants (the “Direct Participants”), and the Beneficial Owner will be recorded through book entries on the records of the Direct Participants.

(b) With respect to Notes registered in the name of Cede, the Issuer and the Trustee shall have no responsibility or obligation to any Direct Participant or to any Beneficial Owner of such Notes. Without limiting the immediately preceding sentence, the Issuer, the Trustee and the Noteholder Representative shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede or any Direct Participant with respect to any beneficial ownership interest in the Notes, (ii) the delivery to any Direct Participant, Beneficial Owner or other person, other than DTC, of any notice with respect to the Notes, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other person, other than DTC, of any amount with respect to the principal or redemption price of, or any interest on the Notes or (iv) any consent given or other action taken by DTC as owner of the Notes. The Issuer may treat DTC as, and deem DTC to be, the absolute owner of each Note for all purposes whatsoever including (but not limited to) (i) payment of the principal or redemption price of, and interest on, each such Note, (ii) giving notices of redemption and other matters with respect to such Notes and (iii) registering transfers with respect to such Notes. The Trustee shall pay the principal or redemption price of, and interest on, all Notes only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to such principal or redemption price, and interest, to the extent of the sum or sums so paid. No person other than DTC shall receive a Note evidencing the obligation of the Issuer to make payments of principal or redemption price of, and interest on, the Notes pursuant to this Indenture. Upon delivery by DTC to the

Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the transfer provisions hereof, the word “Cede” in this Indenture shall refer to such new nominee of DTC.

(c) (i) DTC may determine to discontinue providing its services with respect to the Notes at any time by giving reasonable written notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law.

(ii) The Issuer, in its sole discretion but subject to the prior consent of the Noteholder Representative, may terminate, upon provision of notice to the Trustee, the services of DTC with respect to the Notes if the Issuer determines that the continuation of the system of book-entry-only transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners of the Notes or is burdensome to the Issuer, and shall terminate the services of DTC with respect to the Notes upon receipt by the Issuer and the Trustee of written notice from DTC to the effect that DTC has received written notice from Direct Participants having interests, as shown in the records of DTC, in an aggregate principal amount of not less than fifty percent (50%) of the aggregate principal amount of the then Outstanding Notes to the effect, that: (A) DTC is unable to discharge its responsibilities with respect to such Notes; or (B) a continuation of the requirement that all of the Outstanding Notes be registered in the registration books kept by the Trustee in the name of Cede, as nominee of DTC, is not in the best interest of the Beneficial Owners of such Notes.

(iii) The Noteholder Representative may at any time in its sole discretion terminate the services of DTC (or any substitute securities depository) with respect to the Notes, upon provision of notice to the Issuer and the Trustee.

(d) Upon the termination of the services of DTC with respect to the Notes pursuant to subsection (c)(ii)(B) or subsection (c)(iii) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Notes pursuant to subsection (c)(i) or subsection (c)(ii)(A) hereof after which no substitute securities depository willing to undertake the functions of DTC hereunder can be found or which, in the opinion of the Issuer, is willing and able to undertake such functions upon reasonable and customary terms, the Notes shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede as nominee of DTC. In such event, the Issuer shall issue and the Trustee shall transfer and exchange physical Note certificates as requested by the relevant Direct Participant and confirmed by DTC of like principal amount, series and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Notes.

(e) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of Cede, as nominee of DTC, all payments with respect to the principal or redemption price of, and interest on, such Note and all notices with respect to such Note shall be made and given, respectively, to DTC as provided in the representation letter of the Issuer and the Trustee addressed to DTC with respect to the Notes.

(f) In connection with any notice or other communication to be provided to Noteholders pursuant to this Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by Noteholders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than fifteen (15) days in advance of such record date to the extent the Trustee is reasonably able to do so.

(g) Notwithstanding any provision herein to the contrary, the Issuer and the Trustee may agree to allow DTC, or its nominee, Cede, to make a notation on any Note redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption; provided, however, the Trustee shall incur no liability for any error or failure of DTC to make such notation, and the records of the Trustee shall be controlling.

Section 2.09 Limitation on Transfer and Exchange.

(a) THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THE NOTES MAY BE TRANSFERRED ONLY IN TRANSACTIONS IN WHICH THEY ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR IN TRANSACTIONS IN WHICH THEY ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE ISSUER DOES NOT HAVE AN OBLIGATION TO CAUSE THE NOTES TO BE REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE REGISTERED OWNERS OF THE NOTES AGREE THAT ANY TRANSFER OF THE NOTES OR ANY INTEREST THEREIN WILL BE MADE IN ACCORDANCE WITH THE PROVISIONS OF THIS INDENTURE.

(b) Each Person who is or who becomes a Beneficial Owner of a Note or a Noteholder of an Individual Note shall be deemed by the acceptance or acquisition of such Beneficial Ownership Interest or interest in an Individual Note to have agreed to be bound by the applicable provisions of. this Section 2.09.

(c) No Beneficial Ownership Interest in a Note, and no Individual Note, may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee any of (i) evidence satisfactory to them that such Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer; or (ii) an investor letter substantially in the form attached as Exhibit B hereto (the “Investor Letter”) by the proposed transferee to be bound by and to abide by, the provisions of this Section 2.09 and the restrictions noted in such Investor Letter; or (iii) an unqualified opinion of counsel to the effect that such transfer may be effected without registration under the Securities Act or any state securities laws; provided, that the requirement to deliver an investor letter shall not apply to any transfer (1) by the Initial Noteholder to any Affiliate of the Initial Noteholder or to Mizuho, (2) by Mizuho to any Affiliate of Mizuho, (3) by the Initial Noteholder, Mizuho or any Affiliate of the Initial Noteholder or Mizuho to a trust or custodial arrangement in which all of the beneficial ownership interests will be owned by one or more Qualified Institutional Buyers,

(4) in connection with any repurchase transaction or any other secured lending transaction in which title, rights or interest in the Notes are granted to a buyer or transferee, or (5) to any Qualified Institutional Buyer.

(d) Any transfer of a Note or any interest therein which is not made in compliance with this Section 2.09 shall be null and void and shall not be given effect for any purpose hereunder.

(e) Each Person who purchases or otherwise acquires a Note or Beneficial Ownership Interest or any other interest in a Note by its acquisition of such Note or interest in a Note, whether upon original issuance or subsequent transfer, is deemed to have represented to and agreed with the Issuer and Trustee that: the Noteholder (A) is a Qualified Institutional Buyer or an Institutional Accredited Investor, (B) is aware (and if it is acquiring the Notes for the account of one or more Qualified Institutional Buyers or Institutional Accredited Investors, each is aware) that the Issuer is relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A or, Section 4(a)(2) of the Securities Act, (C) is acquiring the Notes for its own account or for the account of one or more Qualified Institutional Buyers or Institutional Accredited Investors for whom it is authorized to act, in either case for investment purposes and not for distribution in violation of the Securities Act, and (D) if such Noteholder decides to resell or otherwise transfer such Notes or any interest therein, it agrees that it will resell or transfer such Notes only in compliance with the transfer restrictions set forth herein.

ARTICLE III

ISSUANCE OF NOTES; APPLICATION OF PROCEEDS

Section 3.01 Authentication and Delivery of the Notes. Upon the execution and delivery of this Indenture, the Issuer shall execute the Notes and deliver them to the Trustee. Thereupon, and upon satisfaction of the conditions set forth in this Section 3.01, and without any further action on the part of the Issuer, the Trustee shall authenticate the Notes in an aggregate principal amount equal to the principal amount of Notes authorized by Section 2.01(a) hereof, and shall deliver them to or upon the order of the Issuer hereinafter mentioned. Prior to the authentication and delivery of any of the Notes by the Trustee, there shall have been filed with the Trustee (or in the case of subsections (e) and (f), as applicable, with the Initial Noteholder) each of the following:

(a) a certified resolution of the Issuer authorizing issuance and sale of the Notes and execution and delivery of all related documents required to be executed and delivered by the Issuer;

(b) original executed counterparts of this Indenture, the Supplemental Agreement and each of the other Note Documents;

(c) a copy of an “Issuer Letter of Representations” with 144A Rider of the Issuer, properly filed with DTC;

(d) prepared and executed Note forms dated the Closing Date;

(e) such certificates and opinions in form and substance as shall be requested by the Initial Noteholder and concerning the issuance and validity of the Notes, the lien of the Indenture, the due authorization and enforceability of each of the Note Documents, the liens and security interests granted under the Note Documents and other customary matters;

(f) any other items required to be delivered or paid to the Trustee or the Initial Noteholder, as the case may be, at or prior to the Closing Date pursuant to the terms of any other Note Document; and

(g) a copy of an Investor Letter from the Initial Noteholder in the form attached as Exhibit B to this Indenture with such changes thereto as may be applicable.

Section 3.02 Application of Note Proceeds and Other Amounts. The proceeds of the sale of the Notes shall be delivered to the Trustee on the Closing Date and the Trustee shall (i) transfer an amount of Note proceeds equal to $102,690,670 to the trustee for the Prior Notes for the payment of the redemption price in full of the Prior Notes. Any proceeds representing accrued interest on the Notes shall be deposited in the Note Fund.

ARTICLE IV

REDEMPTION OF NOTES

Section 4.01 Circumstances of Redemption. The Notes are subject to redemption upon the circumstances, on the dates and at the prices set forth as follows:

(a) The Notes shall be subject to mandatory redemption in whole or in part on each Interest Payment Date of the month following the month in which the Trustee receives principal payments in respect of the Class B Certificates, or proceeds of the redemption, tender for purchase or disposition of the Class B Certificates, at a price equal to the principal amount of Notes redeemed, plus interest accrued thereon to the date fixed for redemption, without premium, from moneys deposited in the Collateral Fund by or on behalf of the Issuer representing payments of principal in respect of the Class B Certificates or proceeds of the redemption, tender for purchase or disposition of the Class B Certificates. Notwithstanding the foregoing, if the Trustee receives such payments in an amount greater than or equal to $5,000,000, then all of such payments shall be applied by the Trustee to the optional redemption or the Notes in an amount equal to the full amount of such payments, at a price equal to the principal amount of Notes redeemed, plus interest accrued thereon to the date fixed for redemption, without premium, as soon as possible following receipt of such payments, but in any event no later than four (4) Business Days after the receipt by the trustee of such payments. On or before each Interest Payment Date, the Issuer shall provide the Trustee, the Noteholder Representative and the Calculation Agent with copies of the monthly Freddie Mac statements reflecting the amount of principal, if any, included in any monthly payment in respect of the Class B Certificates, upon which the Trustee may rely in determining the amount of any mandatory redemption pursuant to this Section 4.01(a).

(b) The Notes are subject to optional redemption, in whole or in part, on any Business Day at a redemption price equal to the principal amount of the Notes redeemed plus accrued interest thereon to the redemption Notices to Trustee.

(c) If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 4.01(b), it must furnish to the Trustee, at least fifteen (15) days but not more than thirty (30) days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

(d) The Trustee is hereby authorized and directed, and hereby agrees, to redeem the Notes so called on the date so fixed by the Issuer and set forth in such notice, provided that no optional redemption of the Notes shall occur unless the Issuer has deposited or caused to be deposited to the Note Fund an amount sufficient to pay the interest and principal due upon such redemption.

Section 4.02 Selection of Notes for Redemption. When any redemption is made pursuant to any of the provisions of this Indenture and less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in accordance with the applicable procedures of DTC.

Section 4.03 Notice of Redemption. Notice of redemption shall be delivered by the Trustee, at least ten (10) days prior to the date fixed for redemption, to the registered owner of each Note called for redemption, at its address as it appears on the registration books; provided that no notice of redemption shall be required for the mandatory redemption of Notes pursuant to Section 4.01(a) of this Indenture; and provided further that neither the failure to mail such notice to any Noteholder nor any defect in any notice so mailed shall affect the sufficiency of the proceedings for the redemption of any of the Notes with respect to which such failure or defect shall have occurred. Each notice of redemption shall state the redemption date, the place of redemption, the source of funds to be used for such redemption, the address of the Trustee where Notes are to be surrendered for such redemption, the principal amount and, if less than all, the distinctive numbers of the Notes to be redeemed, and shall also state that the interest on the Notes in such notice designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Notes the principal amount thereof to be redeemed and interest accrued thereon to the redemption date. Neither the Issuer nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note or in any redemption notice with respect thereto, and any such redemption notice may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Issuer nor the Trustee shall be liable for any inaccuracy in such numbers. The Trustee may provide a conditional notice of redemption upon the written direction of the Issuer.

Section 4.04 Partial Redemption of Notes. Any Note may be redeemed in whole or in part, but no part of any Note shall be redeemed in an amount less than an Authorized Denomination. Upon surrender of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the registered owner thereof, without charge to the owner thereof, a new Note or Notes of like series and maturity and of Authorized Denominations designated by such owner equal in aggregate principal amount to the unredeemed portion of the Note surrendered.

Section 4.05 Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Notes so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Notes so called for redemption shall cease to accrue, said Notes shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Notes shall have no rights in respect thereof except to receive payment of the redemption price thereof. All Notes fully redeemed pursuant to the provisions of this Article IV shall be destroyed by the Trustee in accordance with its then applicable procedures, which shall upon receipt of written instruction from the Issuer, deliver to the Issuer a certificate evidencing such destruction.

ARTICLE V

REVENUES

Section 5.01 Pledge of Revenues. The Issuer shall pay or cause to be paid to the Trustee for deposit to the Note Fund an amount equal to principal of the Notes when due, in the manner and in the amounts provided in this Indenture and an amount equal to interest on the Notes at the rate of interest provided in this Indenture, in each case, not later than 1:00 p.m. Eastern time on each Interest Payment Date, any redemption date, and the Maturity Date, as applicable.

The Issuer hereby transfers in trust, grants a security interest in and assigns to the Trustee, for the benefit of the holders from time to time of the Notes, all of its right, title and interest in the Revenues and all moneys at any time held in any fund hereunder, as further provided in the Note Documents.

All Revenues and all moneys at any time held in any fund hereunder shall be held in trust for the benefit of the holders from time to time of the Notes, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter set forth in this Article V.

Section 5.02 Note Fund and Collateral Fund.

(a) There is hereby created and established with the Trustee a trust fund which shall be designated the “Collateral Fund.” Moneys in the Collateral Fund shall be applied only as provided in this Section 5.02 and in the Pledge Agreement. The Trustee shall deposit in the Collateral Fund from time to time, upon receipt thereof, all payments in respect of the Class B Certificates received by the Trustee under the Pledge Agreement and all products and proceeds of the Collateral and any amounts resulting from the exercise of remedies under the Pledge Agreement or otherwise. On any date on which the principal or redemption price of or interest on the Notes is due, the Trustee shall transfer from the Collateral Fund to the Note Fund the amount needed to pay the principal or redemption price of and interest on the Notes which is due and payable on such date. The Trustee shall have the sole right of withdrawal from the Collateral Fund, and the Issuer shall have no legal, equitable or beneficial right, title or interest in amounts on deposit therein; provided, however, that the Pledgor shall be entitled to the release of amounts held in the Collateral Fund at the time, in the amounts and subject to compliance with the terms of the Pledge Agreement.

(b) There is hereby created and established with the Trustee a trust fund which shall be designated the “Note Fund.” Moneys in the Note Fund shall be applied only as provided in this Section 5.02. The Trustee shall deposit in the Note Fund from time to time, upon receipt thereof, (i) amounts transferred from the Collateral Fund in accordance with the terms hereof and of the Pledge Agreement, (ii) income received from the investment of moneys on deposit in the Note Fund and (iii) any payments from the Issuer and other Revenues, including all amounts received from or for the account of the Issuer. The Trustee shall have the sole right of withdrawal from any sub-accounts of the Note Fund in which amounts are deposited, and the Issuer shall have no legal, equitable or beneficial right, title or interest in amounts on deposit therein.

(c) Except as provided in this Section 5.02 and in Section 10.03, moneys in the Note Fund and the Collateral Fund shall be used solely for the payment of the principal of and interest on the Notes as the same shall become due, whether at maturity or upon redemption or acceleration or otherwise. In making such payments, the Trustee shall (i) use amounts transferred from the Collateral Account or otherwise deposited by or on behalf of the Issuer, and (ii) then use any other Revenues received by the Trustee.

Section 5.03 Investment of Moneys. Moneys in any of the funds and accounts established by the Trustee pursuant to this Indenture shall be held uninvested by the Trustee.

Section 5.04 Assignment to Trustee; Enforcement of Obligations. The Issuer hereby transfers, assigns and sets over to the Trustee, for the benefit of the Noteholders and the Trustee hereby accepts, all of the Revenues, all moneys at any time held in any fund hereunder, and any Revenues or other amounts payable to the Trustee hereunder that are collected or received by the Issuer or the Pledgor and shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee, and shall forthwith be paid by the Issuer or the Pledgor to the Trustee. The Trustee also shall be entitled to and shall subject to the provisions of this Indenture take all steps, actions and proceedings reasonably necessary to assure compliance with all covenants, agreements and conditions on the part of the Issuer or the Pledgor contained in this Indenture or the Pledge Agreement with respect to the Collateral or the Revenues.

ARTICLE VI

COVENANTS OF THE ISSUER

Section 6.01 Payment of Principal and Interest. The Issuer shall punctually pay or cause to be paid the principal, the redemption price and the interest to become due in respect of every

Note issued hereunder at the times and places and in the manner provided herein and in the Notes, and all other amounts due under this Indenture.

Section 6.02 [Reserved]

Section 6.03 Preservation of Revenues; Amendment of Documents. The Issuer shall not take any action to interfere with or impair the pledge and assignment hereunder of the Revenues or any other collateral for the Notes and the assignment to the Trustee of rights of the Issuer hereunder, or the Trustee’s enforcement of any rights hereunder, shall not take any action to impair the validity or enforceability of this Indenture, and shall not waive any of its rights under or any other provision of or permit any amendment of this Indenture, without the prior written consent of the Trustee.

The Trustee may give such written consent, and may itself take any such action or consent to a waiver of any provision of or an amendment or modification to or replacement of this Indenture or any other document, instrument or agreement relating to the security for the Notes, only if such action or such waiver, amendment, modification or replacement (a) is authorized or required by the terms of this Indenture, (b) has first been approved by the written consent of the Noteholder Representative, such written consent to be delivered to the Trustee and (c) the Trustee has received an Officer’s Certificate and an Opinion of Counsel from counsel to the Issuer, stating that such waiver, amendment, modification or replacement is authorized or permitted by the Indenture and that all conditions precedent to such waiver, amendment, modification or replacement have been complied with.

Section 6.04 Compliance With Indenture. The Issuer shall not issue, or permit to be issued, any Notes or other evidence of indebtedness secured or payable in any manner out of Revenues or other collateral pledged under the Note Documents other than in accordance with the provisions of this Indenture or with the prior written consent of the Noteholder Representative. The Issuer shall not suffer or permit any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof. So long as any Notes are Outstanding, the Issuer shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Revenues, other than the lien of this Indenture, except for Permitted Liens.

Section 6.05 Further Assurances. Whenever and so often as requested to do so by the Trustee, the Issuer shall promptly execute and deliver or cause to be executed and delivered all such further instruments, documents or assurances, and promptly do or cause to be done all such other things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Noteholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.

Section 6.06 Right of Access to Records. The Issuer agrees that, during the term of this Indenture, the Trustee, the Noteholder Representative and their respective duly authorized agents shall have the right (but not the duty) not more than once each calendar year or on any date following and during the continuance of an Event of Default, at all reasonable times and upon reasonable prior written notice during normal business hours to have access to the books and records of the Issuer with respect to the Revenues and the Collateral.

Section 6.07 Maintenance of Existence; Assignments. The Issuer agrees that during the term of this Indenture it will remain in good standing and authorized to do business in the State of Delaware and in any other jurisdiction where the conduct of its business requires qualification and will maintain its existence as a limited liability company, will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it. The rights and obligations of the Issuer under this Indenture may not be assigned by the Issuer to any person in whole or in part, without the prior written approval of the Noteholder Representative.

Section 6.08 Statement of Compliance; Notice of Certain Events.

(a) The Issuer will deliver to the Trustee and the Noteholder Representative, within one hundred and eighty (180) days after the end of each calendar year, a written statement signed by an Authorized Signatory stating, as to the signer thereof, that (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such representative’s supervision, and (ii) the Issuer has fulfilled all its obligations under this Indenture throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such representative and the nature and status thereof.

(b) The Issuer hereby covenants to notify the Trustee and the Noteholder Representative in writing of the occurrence of any Event of Default hereunder or any event which, with the passage of time or service of notice, or both, would constitute an Event of Default hereunder, to which the Issuer has actual knowledge or has caused, specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto. Such notice shall be given promptly and in no event less than ten (10) Business Days after the Issuer receives notice or has actual or implied knowledge or either knows or should have known of the occurrence of any such event.

Section 6.09 Additional Instruments. The Issuer hereby covenants to execute and deliver such additional instruments and to perform such additional acts as may reasonably be necessary, in the opinion of the Trustee, to carry out the intent hereof or to perfect or give further assurances of any of the rights granted or provided for herein or contemplated hereby.

Section 6.10 Title to the Collateral. The Issuer shall cause the Pledgor to be the legal and beneficial owner of the Collateral, free and clear of any lien or encumbrance, except for the Permitted Liens, or liens or encumbrances created in connection with the issuance of the Notes .

Section 6.11 No Untrue Statements. To the best of Issuer’s knowledge, neither this Indenture nor any other document, certificate or written statement furnished to the Trustee by the Issuer or any Authorized Signatory of the Issuer contains with respect to the Issuer, the Collateral or the Notes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete as of the date of submittal thereof, as of the date of execution hereof and as of the Closing Date. It is specifically understood by the Issuer that all such statements, representations and warranties shall be deemed to have been relied upon by the Trustee as an inducement in the issuance of the Notes and that, if any such statements, representations and warranties were materially incorrect at the time they were made or as of the Closing Date, the Trustee may consider any such misrepresentation or breach an Event of Default.

Section 6.12 Indenture. The Issuer hereby agrees to all of the terms and provisions of this Indenture and accepts each of its obligations expressed or implied hereunder. The Issuer hereby approves the initial appointment under this Indenture of the Trustee.

Section 6.13 Disclosures Required by Rule 144A. In order to preserve the exemption for resales and transfers provided by Rule 144A under the Securities Act, the Issuer shall provide to any Owner of a Note of and any prospective purchaser of a Note designated by such Owner, upon request of such Owner or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Note to be made pursuant to Rule 144A. The Issuer, however, shall not be required by this Section 6.13 to provide with respect to a Note more information than is required by Rule 144A as of the date of this Indenture but may elect to do so if necessary under subsequent revisions of Rule 144A. In addition, the Issuer may from time to time modify the foregoing restrictions on resale and other transfers (including the form of Investor Letter), without the consent but upon notice to the Owners of the Notes in order to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder if the Issuer and the Trustee shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) failure to pay the principal of any Note when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(b) failure to pay any installment of interest on any Note within five (5) days of the date on which such interest installment shall become due and payable;

(c) the occurrence of an Event of Default under and as defined in the Supplemental Agreement or the Pledge Agreement;

(d) an Event of Bankruptcy shall occur with respect to the Issuer; and

(e) failure by the Issuer to perform or observe, or there otherwise shall have occurred a breach or default under, any other of the covenants, agreements or conditions on its part in contained in this Indenture, the Note Documents or the Notes, and the continuation of such failure, breach or default for a period of sixty (60) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the Noteholder Representative or the Majority Owner.

No default specified in (f) above shall constitute an Event of Default unless the Issuer shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it is susceptible of correction but cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer within the applicable period and diligently pursued until the default is corrected within a reasonable period not to exceed an additional sixty (60) days, and the Issuer certifies to the Trustee and the Noteholder Representative that the conditions to such extension contained in this paragraph have been complied with.

In the event of an Event of Default, unless the principal of all the Notes shall have already become due and payable, the Trustee may, and upon the occurrence of any Event of Default specified in (a) or (b) above or upon the written request of the Noteholder Representative or the Majority Owner, the Trustee shall, by notice in writing to the Issuer, declare the principal of all the Notes then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. Upon any such declaration of acceleration the Trustee shall fix a date for payment of the Notes, which date shall be as soon as practicable after such declaration. Upon the occurrence of an Event of Default under (d) above, the principal and interest on the Notes and any other amounts due hereunder or under the other Note Documents shall become immediately due and payable without requirement of notice or demand. Upon the occurrence and during the continuation of an Event of Default the interest rate on the Notes shall be the Default Rate.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the Notes matured prior to such declaration and all matured installments of interest (if any) upon all the Notes, with interest on such overdue installments of principal and interest, and the reasonable fees and expenses of the Trustee, the Noteholder Representative and their respective agents and counsel, and any and all other defaults known to the Trustee or the Noteholder Representative (other than in the payment of principal of and interest on the Notes due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee and the Noteholder Representative or provision deemed by the Trustee and the Noteholder Representative to be adequate shall have been made therefor, then, and in every such case, the Noteholder Representative, by written notice to the Issuer and to the Trustee and with indemnification satisfactory to the Trustee (provided that the Trustee shall not seek indemnification prior to declaring an acceleration of the Notes), may, on behalf of the holders of all the Notes, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

Section 7.02 Institution of Legal Proceedings by Trustee. If one or more of the Events of Default shall occur, the Trustee may, and upon the written request of the Noteholder

Representative or the Majority Owner and upon being indemnified to its satisfaction therefor (provided that the Trustee shall not seek indemnification prior to declaring an acceleration of the Notes) the Trustee shall proceed to protect or enforce its rights or the rights of the holders of Notes under this Indenture, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder, provided that any such request from the Noteholders shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Noteholders not joining therein. Without limiting any other available remedy, upon the occurrence of an Event of Default, the Trustee shall be entitled to issue Disposition Instructions and an Access Termination Notice (as each such term is defined in the Depositary Agreement).

Section 7.03 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 or 7.06, shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal or interest, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: For payment of all amounts due to the Trustee under Section 8.06.

Second: For deposit in the Note Fund and applied to payment of the principal or redemption price of all Notes then due and unpaid and interest thereon, ratably to the persons entitled thereto without discrimination or preference; except that no payment of principal or interest shall be made with respect to any Notes known by the Trustee to be registered in the name of the Issuer, until all amounts due on all Notes not so registered have been paid.

Third: For payment of all other amounts due to any person hereunder or under the Note Documents.

Section 7.04 Effect of Delay or Omission To Pursue Remedy. No delay or omission of the Trustee or of any holder of Notes to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Notes may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the holders of the Notes, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the trust estate; and all remedies, rights and powers of the Issuer, the Trustee and the holders of the Notes shall continue as though no such proceedings had been taken.

Section 7.05 Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

Section 7.06 Covenant To Pay Notes in Event of Default. The Issuer covenants that, upon the happening of any Event of Default, the Issuer will pay to the Trustee upon demand, for the benefit of the holders of the Notes, the whole amount then due and payable thereon (by declaration or otherwise) for interest on or for principal or redemption price of the Notes, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, the Noteholder Representative, their respective agents and counsel, and any expenses or liabilities incurred by the Trustee or the Noteholder Representative hereunder. In case the Issuer shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, and upon being indemnified to its satisfaction shall be entitled to institute proceedings at law or in equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys’ fees. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

Section 7.07 Trustee Appointed Agent for Noteholders. The Trustee is hereby appointed the agent of the Holders of all Notes Outstanding hereunder for the purpose of filing any claims relating to the Notes.

Section 7.08 Right of Noteholders to Direct Proceedings. Notwithstanding any other provision of this Article VII, during the Initial Noteholder Period, the Noteholder Representative shall hold and be entitled to exercise all rights and remedies under this Article VII, in accordance with the terms of Section 11.11 hereof.

Section 7.09 Limitation on Noteholders’ Right To Sue. Except as provided in Section 7.08, no holder of any Note issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the Majority Owner shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) the Majority Owner shall have tendered, or cause to be tendered, to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of thirsty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Notes of any remedy hereunder; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by its or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Notes.

The right of any holder of any Note to receive payment of the principal of and interest on such Note out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section 7.09 or Section 7.08 or any other provision of this Indenture.

Section 7.10 Obligations of the Issuer. THE OBLIGATIONS OF THE ISSUER WITH RESPECT TO THE NOTES SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND THE ISSUER SHALL HAVE FULL RECOURSE AND PERSONAL LIABILITY FOR PAYMENT AND PERFORMANCE OF THE NOTES AND EACH OF ITS OTHER OBLIGATIONS UNDER THE NOTE DOCUMENTS.

ARTICLE VIII

THE TRUSTEE AND AGENTS

Section 8.01 Duties, Immunities and Liabilities of Trustee. The Trustee shall, prior to an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture, and no additional covenants or duties of the Trustee shall be implied in this Indenture, the Note Documents or otherwise. The Trustee shall, during the existence of any Event of Default (which has not been cured or waived), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under similar circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action or its own negligent failure to act, except that:

(a) Prior to such an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or written opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or written opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

(b) At all times, regardless of whether or not any Event of Default shall exist, (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers or by any agent or attorney of the Trustee appointed with due care unless the Trustee was negligent in ascertaining the pertinent facts; and (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith or in accordance with the directions of the Noteholder Representative or the Majority Owner relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(c) Before taking any action under this Indenture at the request or direction of the Noteholders the Trustee may require that a satisfactory indemnity Note be furnished by the Noteholders for the reimbursement of all expenses (including fees of its attorneys) to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct in connection with any action so taken, provided that the Trustee shall not seek indemnification prior to declaring an acceleration of the Notes;

(d) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee a Written Direction, Written Order or Written Request stating, among other things, that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, upon the request of the Trustee, an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished;

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, receivers or attorneys;

(f) The Issuer shall not be deemed to be an agent of the Trustee for any purpose, and the Trustee shall not be liable for any noncompliance of any of them in connection with their respective duties hereunder or in connection with the transactions contemplated hereby;

(g) The Trustee shall be entitled to rely upon telephonic notice for all purposes whatsoever so long as the Trustee reasonably believes such telephonic notice has been given by a person authorized to give such notice; and

(h) The immunities extended to the Trustee also extend to its directors, officers, employees and agents.

Subsequent to the delivery of the Notes, the Trustee is authorized and directed to execute such reconveyance documents as directed by the Issuer.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

The Trustee shall have no responsibility with respect to any information, statement, or recital in any offering memorandum, offering memorandum or any other disclosure material prepared or distributed with respect to the Notes.

The Trustee shall not be liable for any actions taken or not taken by it in accordance with the direction of a majority (or other percentage provided for herein) in aggregate principal amount of Notes outstanding relating to the exercise of any right, power or remedy available to the Trustee.

Section 8.02 Right of Trustee To Rely Upon Documents. Except as otherwise provided in Section 8.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, requisition, certificate, statement, instrument, opinion, report, notice, request, consent, demand, direction, order, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any certificate, consent, demand, direction, requisition, election, notice, order or request of the Issuer mentioned herein shall be sufficiently evidenced by a Written Consent, Written Demand, Written Direction, Written Election, Written Notice, Written Order or Written Request of the Issuer, and any resolution of the Issuer may be evidenced to the Trustee by a certified copy of any such resolution;

(c) The Trustee may consult with counsel (who may be counsel for the Issuer, counsel for the Trustee, counsel for the Noteholder Representative, or Counsel) and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel;

(d) Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Written Certificate of the Issuer; and such Written Certificate of the Issuer shall, in the absence of negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof;

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, requisition, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Note, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, subject to certain privileges and upon written notice at a reasonable time;

(f) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) with respect to any payment default a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default or (2) a written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at the corporate trust office of the Trustee specified in  this Indenture and such notice references the Notes and this Indenture;

(g) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage;

(h) The permissive rights of the Trustee enumerated herein shall not be construed as duties;

(i) The Trustee shall not be responsible or liable for the computation of any interest payments principal payments or redemption amounts;

(j) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in accordance with the advice or opinion of such counsel;

(k) The Trustee shall be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of its duties or obligations, nor shall they be under obligation to oversee or monitor its performance; and the Trustee shall be entitled to rely conclusively upon, any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Calculation Agent, without independent verification, investigation or inquiry of any kind by the Trustee; and

(l) The Trustee shall not be under any duty to succeed to, assume or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of its resignation or removal, or to remove and replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to its duties and obligations under the terms of the governing documents.

The Trustee’s rights to immunities and protection from liability hereunder (excluding such rights with respect to the payment of principal of and interest on the Notes pursuant hereto) and its rights to payment of its fees and expenses shall survive its resignation or removal and the final payment or the defeasance of the Notes (or the discharge of the Notes or the defeasance of the lien of this Indenture).

Section 8.03 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value or condition of any assets pledged or assigned as security for the Notes, or as to the right, title or interest of the Issuer therein, or as to the security provided thereby or by this Indenture, or as to the value of the Collateral, or as to the validity or sufficiency of this Indenture as an instrument of the Issuer or of the Notes as obligations of the Issuer. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes authenticated or delivered hereunder or of the use or application of the proceeds of such Notes by the Issuer. The Trustee shall have no responsibility, opinion or liability with respect to any information, statement or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes.

Section 8.04 Intervention by Trustee. The Trustee may intervene on behalf of the Noteholders in any judicial proceeding to which the Issuer is a party and which, in the opinion of the Trustee and its counsel, has a substantial bearing on the interests of owners of the Notes hereunder and, subject to the provisions of Section 8.01(c), shall do so if requested in writing by the Noteholder Representative or the Majority Owner and if indemnified to its satisfaction from any liability or expenses.

Section 8.05 Moneys Received by Trustee To Be Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or as otherwise provided herein. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuer to pay thereon. Any moneys held by the Trustee may be deposited by it in its banking department and invested as provided in this Indenture.

Section 8.06 Compensation and Indemnification of Trustee and Agents. The Issuer will pay to the Trustee (a) from time to time reasonable compensation for all services rendered by it hereunder and under the other agreements related to the Notes to which it is a party (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other agreement related to the Notes to which the Trustee is a party or incurred in complying with any request made by the Issuer (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be adjudicated by a court of competent jurisdiction to be attributable to its negligence, bad faith or willful misconduct; (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or other agreement to which the Trustee is a party, such indemnity to survive termination of this Indenture, resignation or removal of the Trustee and discharge of the Notes; and (d) to indemnify the Trustee for any reasonable fees and expenses (including fees of its attorneys) incurred during a period of default hereunder which, with respect to an Event of Default under Section 7.01, are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. The rights of the Trustee to compensation for services and to payment or reimbursement for expenses, disbursements, liabilities and advances shall have a lien prior to the Notes in respect of all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee for the benefit of the holders of particular Notes and any amounts deposited by the Issuer and held by the Trustee for the payment of the principal of or interest on the Notes upon redemption, all of which amounts shall be held solely for the benefit of the

Noteholders and used only for the payment of principal of and interest on the Notes. The rights of the Trustee hereunder shall survive the resignation or removal of the Trustee or the satisfaction or discharge of this Indenture.

Section 8.07 Qualifications of Trustee. There shall at all times be a trustee hereunder, which shall be a banking association with trust powers organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having (or, in the case of a corporation, its corporate parent shall have) a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal or state authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

If the long term rating of the Trustee or its parent is downgraded to less than “A” by S&P Global Ratings or Moody’s Investors Service, (a) the Trustee shall immediately provide written notification to the Issuer regarding the downgrade and (b) the Issuer shall use its best efforts to replace the existing Trustee with a trustee whose lowest long term rating is at least ‘A’ within sixty (60) days of the rating downgrade, provided that such period shall be extended for an additional thirty (30) days at the discretion of the Issuer.

Section 8.08 Resignation and Removal of Trustee and Appointment of Successor Trustee.

(a) The Trustee may at any time resign by giving written notice delivered to the Issuer and the Noteholder Representative, and by giving written notice to the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee (with the consent of the Noteholder Representative during the Initial Noteholder Period) by an instrument in writing. If no successor trustee shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning trustee (with the consent of the Noteholder Representative during the Initial Noteholder Period) may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder (with the consent of the Noteholder Representative during the Initial Noteholder Period) who has been a bona fide holder of a Note for at least six months may, on behalf of itself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee.

(b) In case at any time either (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note for at least six months, or (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer (with the consent of the Noteholder Representative during the Initial Noteholder Period) shall remove the Trustee and, upon such removal or upon any removal pursuant to paragraph (c) of this Section 8.08, except as otherwise provided in said paragraph (c), the Issuer (with the consent of the Noteholder Representative during the Initial Noteholder Period) shall appoint a successor trustee by an instrument in writing, and notice to the Issuer, or any such Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, remove the Trustee and appoint a successor trustee.

(c) The Issuer or, if the Issuer is in default hereunder, the Noteholder Representative, may at any time remove the Trustee and may appoint a successor Trustee, by an instrument or concurrent instruments in writing signed by the Issuer or such Noteholders, as the case may be, and delivered to the Trustee and the Issuer.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.08 shall become effective only upon acceptance of appointment and assumption of duties by the successor trustee as provided in Section 8.09.

Section 8.09 Acceptance of Trust by Successor Trustee. Any successor Trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee, with a copy to the Noteholder Representative, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with and shall assume all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the Written Request of the Issuer, the Noteholder Representative, or the request of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and duties. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 8.06.

No successor Trustee shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.07.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.09, such successor Trustee shall give Noteholders notice by first-class mail of the succession of such Trustee to the trusts hereunder.

In the event of the appointment of a successor Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee of the funds hereunder and Note registrar, and the successor Trustee shall become such trustee and shall accept such other appointments as the trustee may hold, including the offices of Note registrar hereunder.

Section 8.10 Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or part of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such successor trustee shall be eligible under the provisions of Section 8.07.

Section 8.11 Accounting Records and Reports. The Trustee shall keep proper books of record and account in which complete and correct entries shall be made of all transactions made by it relating to the receipt, disbursement, allocation and application of the Revenues and the proceeds of the Notes. Such records and other information shall be open to inspection by the Issuer at any reasonable time on reasonable notice. The Trustee shall furnish to the Issuer regular reports on a monthly basis covering the foregoing transactions.

Section 8.12 Dealing in Notes. The Trustee in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Notes, and may join in any action which any Noteholder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer, and may act as depository, trustee or agent for any committee or body of Noteholders secured hereby or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

ARTICLE IX

MODIFICATION OF INDENTURE

Section 9.01 Intentionally Omitted.

Section 9.02 Modification of Indenture. With the prior written consent of the Majority Owner, evidenced as provided in Section 11.07, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; provided, however, that, without the consent of all of the Holders of the Outstanding Notes, no such supplemental indenture shall (a) extend the fixed maturity of any Note or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, (b) reduce the aforesaid percentage of holders of Notes whose consent is required for the execution of such supplemental indentures, (c) permit the creation of any lien on the Revenues prior to or on a parity with the lien of this Indenture, or deprive the holders of the Notes of the lien created by this Indenture, except as permitted herein or in the Supplemental Agreement, (d) permit the creation of any preference of any Noteholder over any other Noteholder.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Trustee shall deliver to Noteholders a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all holders of Outstanding Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Opinion of Counsel as to Supplemental Indenture. Subject to the provisions of Section 8.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel for the Issuer to the effect that any supplemental indenture executed pursuant to the provisions of this Article IX is authorized and permitted by this Indenture and that all conditions precedent to the execution of the Supplemental Indenture have been complied with.

Section 9.05 Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation, in form approved by the Issuer as to any matter provided for in such supplemental indenture, and if such supplemental indenture shall so provide, new Notes, so modified as to conform, in the opinion of the Issuer, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Notes then Outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.06 Alternative Rate. In the event the Index has been permanently discontinued, the Calculation Agent will use, as a substitute for such rates in respect of any date on which the Variable Rate will be determined hereunder, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable index currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Calculation Agent will make such adjustments to the Alternative Rate and any applicable spread, as well as the reset date and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for swaps, derivatives and other interest rate hedges. The Trustee shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Index (or other Alternative Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of any event that leads to the unavailability or cessation of the Index (or other Alternative Rate) (ii)

to select, determine or designate any Alternative Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Alternative Rate, or other modifier to any replacement or successor index, or (iv) to determine whether or what changes are necessary or advisable if any, in connection with any of the foregoing.

ARTICLE X

DISCHARGE OF INDENTURE

Section 10.01 Discharge of Indenture. If the entire indebtedness on all Notes Outstanding shall be paid and discharged in any one or more of the following ways:

(a) by the payment of the principal of and interest on all Notes Outstanding; or

(b) by the delivery to the Trustee, for cancellation by it, of all Notes Outstanding;

and if all other sums payable hereunder by the Issuer shall be paid and discharged, then and in that case this Indenture shall cease, terminate and become null and void, except only as provided in Sections 2.03, 2.04 and 10.02 hereof, and thereupon the Trustee shall, upon Written Request of the Issuer, and upon receipt by the Trustee of Opinion of Counsel to the effect that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The fees and charges of the Trustee (including reasonable counsel fees) must be paid in order to effect such discharge. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Trustee to charge and be reimbursed by the Issuer for any expenditures which it may thereafter incur in connection herewith.

The Issuer may at any time surrender to the Trustee for cancellation by it any Notes previously authenticated and delivered which the Issuer lawfully may have acquired in any manner whatsoever, and upon such surrender and cancellation shall be deemed to be paid and retired.

Subject to the provisions of Section 10.03 hereof and notwithstanding any other provision of this Indenture or any other document, agreement or instrument executed in connection with the issuance and delivery of the Notes, any amounts remaining in any fund or account established under this Indenture after the discharge of this Indenture pursuant to this Article X shall be paid to the Issuer.

Section 10.02 Discharge of Liability on Notes. Upon satisfaction of the conditions set forth in Section 10.01 (provided if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice), all liability of the Issuer in respect of such Notes shall cease, terminate and be completely discharged, except only that thereafter the Holders thereof shall be entitled to payment by the Issuer, and the Issuer shall remain liable for such payment, but only out of the money or securities deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Section 10.03.

Section 10.03 Payment of Notes After Discharge of Indenture. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal of or interest on any Notes remaining unclaimed for two years after the principal of all the Outstanding Notes has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be paid to the Issuer, and the holders of such Notes shall thereafter be entitled to look only to the Issuer for payment thereof, and only to the extent of the amount so paid to the Issuer, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease. In the event of the payment of any such moneys to the Issuer as aforesaid, the holders of the Notes in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Issuer for amounts equivalent to the respective amounts deposited for the payment of such Notes and so paid to the Issuer (without interest thereon).

ARTICLE XI

MISCELLANEOUS

Section 11.01 Successors of Issuer. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 11.02 Limitation of Rights to Parties and Noteholders. Nothing in this Indenture or in the Notes expressed or implied is intended or shall be construed to give to any Person other than the Issuer, the Trustee, the Noteholder Representative, and the holders of the Notes issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the Noteholder Representative, and the holders of the Notes issued hereunder.

Section 11.03 Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.04 Destruction of Notes. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Notes, the Trustee shall, in lieu of such cancellation and delivery, destroy such Notes and, upon written request of the Issuer, deliver a certificate of such destruction to the Issuer.

Section 11.05 Separability of Invalid Provisions. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 11.06 Notices. All notices and other communications required or contemplated hereunder shall be (a) in writing; (b) deemed to have been given (i) upon personal delivery; (ii) one (1) Business Day after such notice is sent by a reputable overnight courier service; (iii) three (3) days after mailing by United States certified or registered mail, return receipt requested; or (c) upon receipt of an electronic mail transmission to be promptly confirmed and followed by United States mail, in each case with (as applicable) postage, courier or delivery charges prepaid and addressed as follows:

The Issuer:

ATAX TEBS Holdings, LLC

152 West 57th Street

4th Floor

New York, NY 10019

Attention: Ken Rogozinski, CIO

Phone: (212) 896-9184

Email: ken.rogozinski@greyco.com

and

ATAX TEBS Holdings, LLC

Suite 211

14301 FNB Parkway

Omaha, NE 68154

Attention: Jesse Coury, CFO

Phone: (402) 952-1233

Email: Jesse.Coury@greyco.com

With a copy to (which copy shall not constitute notice to the Issuer):	Conal L. Hession Kutak Rock LLP 1650 Farnam Street Omaha, NE 68102 Phone: (402) 346-6000 Email: conal.hession@kutakrock.com
The Trustee:	U.S. Bank Trust Company, National Association 100 Wall Street, STE 600 New York, NY 10005 Attention: James W. Hall Phone: (551)427-1335 Email: james.hall2@usbank.com

The Noteholder Representative:	Mizuho Capital Markets LLC 1271 Avenue of the Americas New York, New York 10020 Attention: Julian Rudin, Esq. Phone: (646) 949-9692 E-mail: julian.rudin@mizuhogroup.com
With a copy to (which copy shall not constitute notice to the Noteholder Representative):	Greenberg Traurig LLP 1717 Arch Street, Suite 400 Philadelphia, Pennsylvania 19103 Attention: Dianne Coady Fisher Phone: (215) 988-7802 E-mail: FisherD@gtlaw.com

Any electronic transmission received by any party after 4:00 p.m., local time, as evidenced by the time shown on such transmission, shall be deemed to have been received the following Business Day.

A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Trustee to the other shall be given to the Noteholder Representative. The Issuer, the Trustee and Noteholder Representative may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Failure to provide any such duplicate notice pursuant to the foregoing sentence, or any defect in any such duplicate notice so provided, shall not be treated as a failure to give the primary notice or affect the validity thereof or the effectiveness of any action taken pursuant thereto.

Notwithstanding the foregoing provisions of this Section 11.06, the Trustee shall not be deemed to have received, and shall not be liable for failing to act upon the contents of, any notice unless and until the Trustee actually receives such notice.

For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted by electronic means; “transmitted by electronic means” means sent in the form of a facsimile or sent via the Internet as a pdf (portable document format) or other replicating image attached to an email message; and “electronically signed document” means a document transmitted by electronic means and containing, or to which there is affixed, an electronic signature. The parties agree that the electronic signature of a party to this Supplemental Agreement (or any amendment or supplement of this Supplemental Agreement) shall be as valid as an original signature of such party and shall be effective to bind such party to this Supplemental Agreement. The parties agree that any electronically signed document (including this Supplemental Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule.

Section 11.07 Evidence of Rights of Noteholders.

(a) Any request, consent or other instrument required by this Indenture to be signed and executed by Noteholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Noteholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the ownership of any Notes, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Issuer if made in the manner provided in this Section 11.07.

(b) Any request, consent or vote of the holder of any Note shall bind every future holder of the same Note and the holder of any Note issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such request, consent or vote.

(c) In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any demand, request, direction, consent or waiver under this Indenture, Notes which are owned by the Issuer or by any other direct or indirect obligor on the Notes, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer or any other direct or indirect obligor on the Notes, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Notes which the Trustee knows to be so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this subsection (d) if the pledgee shall certify to the Trustee and the Issuer the pledgee’s right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer or any other direct or indirect obligor on the Notes. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

(d) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Noteholders upon such notice and in accordance with such rules and regulations as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

Section 11.08 Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the date provided therefor in this Indenture and, in the case of any payment, no interest shall accrue for the period from and after such date.

Section 11.09 Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law provisions other than New York General Obligations Law Section 5-1401 (or any successor statute thereto). EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF A NOTE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

Section 11.10 Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 11.11 Rights of Noteholders During Initial Noteholder Period.

(a) GIFS Capital Company, LLC, shall be the Initial Noteholder of the Notes. Unless the Initial Noteholder provides Written Notice to the contrary (which the Initial Noteholder shall provide in the event of any sale or transfer of all of its right, title and interest in and to the Notes, and in which case, the terms of such Written Notice shall control), Mizuho shall be deemed the sole Noteholder Representative during any period during which the Initial Noteholder or one of its Affiliates or designees, or Mizuho or one of its Affiliates or designees, is the Owner or Beneficial Owner of any of the Notes or any interest therein. The Trustee shall be entitled at any time to reasonably request written confirmation by such Owner or Beneficial Owner as to its holding or beneficial ownership of the Notes.

(b) The initial Noteholder Representative is Mizuho. The Noteholder Representative may at any time be removed and a successor appointed by a Written Notice given by the Majority Owner to the Trustee and the Issuer. The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee. The Majority Owner may appoint any Person to act as Noteholder Representative, including, without limitation, any Noteholder. If, for any reason, no Noteholder Representative shall then be appointed, all references to Noteholder Representative herein and in the other Note Documents shall be deemed to refer to the Majority Owner.

(c) Notwithstanding any other provision of this Indenture, or of any other Note Document, for all purposes of this Indenture and the other Note Documents, and any other documents relating thereto or entered into in connection therewith, the Noteholder Representative of the Notes shall direct the Trustee as if it were the sole Owner and Beneficial Owner of the Notes (subject to all of the provisions of Article VIII of this Indenture) as to the exercise of any right, remedy, trust or power conferred under the Loan Documents, and any other documents relating thereto or entered into in connection therewith. Whenever pursuant to this Indenture or any other Note Document, the Noteholder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Noteholder Representative, the decision of the

Noteholder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Noteholder Representative and shall be final and conclusive as to the Notes and any request, direction, consent, waiver or other action by the duly appointed Noteholder Representative shall be taken, construed as, and constitute the valid and binding action of all Noteholders and Beneficial Owners of the Notes for all purposes of this Note Indenture and the other Note Documents.

(d) The Trustee shall have no right or obligation, direct or implied, to take any action under Article VIII hereof or otherwise (other than with respect to the payment of its fees and expenses pursuant to Section 8.06 of this Indenture and other than performing its customary duties as Trustee at all times prior to the existence of an Event of Default) or under the other Note Documents whatsoever without receipt of written direction from the Noteholder Representative. If the Trustee does not receive a direction from the Noteholder Representative, the Trustee shall be justified in not taking any further action pending receipt of such direction.

(e) The Noteholder Representative may provide Written Notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Noteholder Representative and including specimen signatures of such individuals as certified by a duly authorized officer of the Noteholder Representative, and such Written Notice may be amended or rescinded by the Noteholder Representative at any time.

(f) At any time during the Initial Noteholder Period, upon the occurrence and during the continuance of an Event of Default, the Noteholder Representative, if it is then authorized by Holders or Beneficial Owners representing one hundred percent (100%) of the Notes then Outstanding, shall have the right, at its option, exercised by delivery of a written instrument to the Trustee with a copy to the Issuer, to require the Trustee to assign absolutely and fully to the Noteholder Representative all of the rights, powers, and prerogatives of the Trustee under the Indenture to enforce the provisions of this Indenture, exercise any remedies and otherwise take actions and institute proceedings for the benefit of and on behalf of the Holders and Beneficial Owners, and the Trustee covenants and agrees that upon its release and indemnification with respect to any action or failure to act of the Noteholder Representative subsequent to the aforesaid assignment, it shall execute and deliver all such documents as are necessary to accomplish the foregoing and vest such rights, remedies and title in the Noteholder Representative on behalf of the Holders and Beneficial Owners.

Section 11.12 Entire Agreement; Supplemental Agreement. This Indenture and the other Note Documents constitute all of the agreements and understandings among the Issuer, the Trustee and the Initial Noteholder with respect to the Collateral and supersede all prior agreements and understandings, both written and oral, among the Issuer, the Trustee and the Initial Noteholder with respect to the subject matters thereof.

Notwithstanding the foregoing, the Issuer, the Trustee and the Initial Noteholder agree that provisions of the Supplemental Agreement creating further obligations and duties of the Issuer shall be in addition to the terms and provisions hereof; provided, however, the provisions of the Supplemental Agreement shall control over any similar provisions contained in the Note Documents. In addition, prior to the termination of the Supplemental Agreement, to the extent of any inconsistency between the Supplemental Agreement and the Indenture or other Note Documents such that the Issuer cannot comply with both the provisions of the Supplemental Agreement and the Indenture or other Note Documents, the Supplemental Agreement shall control.

Section 11.13 USA PATRIOT Act Section 326 Customer Identification Program. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties to this Indenture agrees to provide to the Trustee upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the USA PATRIOT Act.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be signed in its name by its duly Authorized Signatory and the Trustee, has caused this Indenture to be signed in its name by its duly authorized signatory, all as of the day and year first above written.

ATAX TEBS HOLDINGS, LLC, a Delaware limited liability company,

By: /s/ Jesse A. Coury
Name: Jesse Coury
Title: Chief Financial Officer

S - 1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ James W. Hall
Name: James W. Hall Title: Vice President

S - 2

SCHEDULE I

Schedule of Class B Certificates and Related Documents

Class B Certificate Series	Sponsor Name	Date of Operating Agreement	TEBS Documents
Freddie Mac Multifamily Variable Rate Certificates Series M024	ATAX TEBS I	August 25, 2010	Bond Exchange, Reimbursement, Pledge and Security Agreement between Freddie Mac and Sponsor dated as of September 1, 2010 and the “Sponsor Documents” defined therein
Freddie Mac Multifamily M Certificates Series M-031	ATAX TEBS II	July 1, 2014	Bond Exchange, Reimbursement, Pledge and Security Agreement between Freddie Mac and Sponsor dated as of July 1, 2014 and the “Sponsor Documents” defined therein
Freddie Mac Multifamily M Certificates Series M-033	ATAX TEBS III	July 1, 2015	Bond Exchange, Reimbursement, Pledge and Security Agreement between Freddie Mac and Sponsor dated as of July 1, 2015 and the “Sponsor Documents” defined therein
Freddie Mac Multifamily M Certificates Series M-045	ATAX TEBS IV	July 1, 2018	Bond Exchange, Reimbursement, Pledge and Security Agreement between Freddie Mac and Sponsor dated as of August 1, 2018 and the “Sponsor Documents” defined therein

S – I - 1

EXHIBIT A

FORM OF 2022 SERIES A NOTE

No. R- $102,690,670

ATAX TEBS HOLDINGS, LLC

TAXABLE SECURED NOTES

2022 Series A

INTEREST RATE: VARIABLE	MATURITY DATE: September 1, 2025	ISSUE DATE: December 14, 2022	CUSIP: 04658Q AB5

REGISTERED OWNER: CEDE & CO.

PRINCIPAL SUM: ONE HUNDRED AND TWO MILLION SIX HUNDRED AND NINETY THOUSAND SIX HUNDRED SEVENTY DOLLARS ($102,690,670)

THIS NOTE IS OFFERED AND SOLD PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND STATE SECURITIES LAWS AND HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY IN RELIANCE ON SUCH EXEMPTIONS. ACCORDINGLY, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE ISSUER DOES NOT HAVE AN OBLIGATION TO CAUSE THIS NOTE TO BE REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES THAT ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MUST COMPLY WITH AND SATISFY THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 2.09 OF THE INDENTURE.

UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

ATAX TEBS Holdings, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE &CO, the registered owner identified above or registered assigns, on September 1, 2025 (subject to earlier optional and mandatory redemption as hereinafter described), the Principal Sum identified above, in lawful money of the United States of America; and to pay interest thereon in like lawful money, until payment of such Principal Sum, at the Variable Rate determined in accordance with the provisions of the Indenture and computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed, such interest to be payable monthly in arrears on the fifteenth (15th) day of each month commencing January 15, 2023 (each such date herein called an “Interest Payment Date”). Subject to the requirements of DTCC while the Notes are held in book-entry only form, the principal or redemption price hereof is payable by check only upon presentation and surrender hereof at the corporate trust office of U.S. Bank Trust Company, National Association, (herein called the “Trustee”), or such other place as designated by the

Trustee, and interest shall be paid by check, mailed on the Interest Payment Date by firstclass mail, postage prepaid, to the registered owner of this Note on or before the Record Date (as hereinafter defined), at the address of such registered owner shown on the registration books of the Trustee, except that such interest payments may be made by wire transfer to any registered owner of $1,000,000 or more in aggregate principal amount of the Notes who shall have designated in writing to the Trustee an account for such payments at least fifteen (15) days before the Record Date therefor.

This Note is one of a duly authorized issue of Notes of the Issuer designated as “ATAX TEBS Holdings, LLC, Taxable Secured Notes 2022 Series A” (herein called the “Notes”), in the aggregate principal amount of $102,690,670, issued under and secured by an Indenture of Trust, dated as of December 14, 2022 (herein called the “Indenture”), between the Issuer and the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Notes, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the registered owners of this Note, by acceptance hereof, assents and agrees.

This Note shall bear interest from the date to which interest has been paid next preceding the date of registration of this Note (unless this Note is registered as of an Interest Payment Date for which interest has been paid, or after the Record Date in respect thereof, in which event it shall bear interest from such Interest Payment Date, or unless it is registered on or before the Record Date for the first Interest Payment Date, in which event it shall bear interest from the date of the first authentication and delivery of the Notes). The term “Record Date” means with respect to the initial Interest Payment Date, the Closing Date (as defined in the Indenture) and for each Interest Payment Date thereafter, mean the Business Day immediately preceding each Interest Payment Date.

THE OBLIGATIONS OF THE ISSUER WITH RESPECT TO THE NOTES SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND THE ISSUER SHALL HAVE FULL RECOURSE AND PERSONAL LIABILITY FOR PAYMENT AND PERFORMANCE OF THE NOTES AND EACH OF ITS OTHER OBLIGATIONS UNDER THE NOTE DOCUMENTS.

The Notes are obligations of the Issuer and are payable from, and secured by, among other things, a pledge of and lien on, the Revenues (as that term is defined in the Indenture) and any other pledged collateral, in each case, as more fully described in the Indenture. The Notes are being issued in order to provide funds to refinance existing outstanding debt and for general working capital purposes.

The Notes shall be subject to optional and mandatory redemption only on and subject to the terms and conditions set forth in the Indenture.

Notice of redemption of Notes shall be given by the Trustee to the registered owners thereof by first-class mail, as provided in the Indenture. If this Note is called for redemption and payment is duly provided therefor as specified in the Indenture, interest hereon shall cease to accrue from and after the date fixed for redemption.

If an Event of Default (as defined in the Indenture) shall occur, the principal of all Notes may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded by the Noteholder Representative or the registered owners of at least a majority in aggregate principal amount of the Notes then Outstanding.

The Notes are issuable only as fully registered Notes without coupons in denominations of $500,000 plus any whole dollar amount in excess thereof (“Authorized Denominations”). Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Notes may be exchanged at the principal corporate trust office of the Trustee for a like aggregate principal amount of Notes of the same series of other Authorized Denominations.

This Note is transferable by the registered owner hereof, in person, or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes, of the same series and of Authorized Denomination, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Trustee shall not be required to register the transfer or exchange of any Note within fifteen (15) days of the selection of Notes for redemption or if selected for redemption. The Issuer and the Trustee may treat the registered owner hereof as the absolute owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

The Indenture contains provisions permitting the Issuer and the Trustee to execute supplemental indentures adding provisions to, or changing or eliminating any of the provisions of, the Indenture, subject to the limitations set forth in the Indenture. Capitalized terms used and not defined in this Note shall have the respective meanings assigned thereto in the Indenture.

This Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed on its behalf by the manual or facsimile signature of its Authorized Signatory, all as of the Issue Date set forth above.

ATAX TEBS HOLDINGS, LLC,
a Delaware limited liability company

By:
Name: Jesse Coury
Title: Chief Financial Officer

[CERTIFICATE OF AUTHENTICATION]

This is one of the Notes described in the within-mentioned Indenture.

Dated: ______________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name: Title: Authorized Signatory

(FORM OF ASSIGNMENT)

For value received, the undersigned do(es) hereby sell, assign and transfer unto

(Name, Address and Tax Identification or Social Security Number of Assignee) the within Note and do(es) hereby irrevocably constitute and appoint attorney, to transfer the same on the registration books of the Trustee, with full power of substitution in the premises.

Dated: _________________

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution	NOTICE: The signature on this assignment must correspond with the name(s) as written on the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF INVESTOR LETTER

[date of transfer]

ATAX TEBS Holdings, LLC (the “Issuer”)

152 West 57th Street, 4th Floor

New York, NY 10019

U.S. Bank Trust Company, National Association, as trustee (the “Trustee”)

100 Wall Street, STE 600

New York, NY 10005

FMS Bonds, Inc. (the “Underwriter”)

4775 Technology Way

Boca Raton, Florida 33431

ATAX TEBS Holdings, LLC
Taxable Secured Notes
2022 Series A

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby acknowledges receipt, [as transferee from the previous owner thereof,] of the above-referenced Notes (the “Notes”), dated December __, 2022 and bearing interest from the date thereof, in fully registered form and in the aggregate principal amount of $___________, constituting [all of] the Notes currently outstanding.

Exhibit B -1-

The Issuer has determined to issue the Notes to refinance existing outstanding debt and for general working capital purposes.

In connection with the sale of the Notes to the Investor, the Investor hereby makes the following representations upon which you may rely:

1. The Investor has authority to purchase the Notes and to execute this letter and any other instruments and documents required to be executed by the Investor in connection with the purchase of the Notes.

2. The person executing this investment letter on behalf of the Investor and making the certifications included herein is an authorized officer of the Investor or, if the Investor is a member of a “family of investment companies,” the certification is submitted by an officer of the Investor’s investment advisor.

3. The Investor acknowledges that it is familiar with Rule 144A (“Rule 144A”) and Regulation D (“Regulation D”), each promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certifies that it is described in one or more of the categories set forth in Appendix A attached hereto and is a “qualified institutional buyer,” as that term is defined in Rule 144A (a “QIB”), or an institutional “accredited investor,” as that term is defined in Rule 501(a)(l), (2), (3) or (if all of its equity owners are described in Rule 501(a)(l), (2) or (3)) (8) of Regulation D (an “Institutional Accredited Investor”).

4. The Investor is acquiring the Notes for its own account or for the account of a QIB or an Institutional Accredited Investor, in each case for investment, or for investment purposes and not with a present view toward selling or transferring the Notes or any portion thereof in connection with any distribution thereof, in whole or in part, subject to any requirement of law that the disposition of the Investor’s property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell the Notes pursuant to any applicable exemption from registration available under the Securities Act or as permitted under the Indenture; provided, that the Notes may be transferred (x) by Mizuho Capital Markets LLC (“Mizuho”) to any Affiliate of Mizuho, (y) by Mizuho or any Affiliate of Mizuho to a trust or custodial arrangement in which all of the beneficial ownership interests will be owned by one or more Qualified Institutional Buyers or (z) to any Qualified Institutional Buyer.

5. Without limiting the generality of the foregoing, the undersigned hereby agrees that neither the undersigned nor any other person acting on its behalf shall take any of the following actions, in contravention of United States securities laws:

a. offer, pledge, sell, dispose of or otherwise transfer the Notes, any interest in the Notes or any other similar security to any Person;

Exhibit B -2-

b. solicit any offer to buy or accept a pledge, disposition or other transfer of the Notes, any interest in the Notes or any other similar security from any Person;

c. otherwise approach or negotiate with respect to the Notes, any interest in the Notes or any other similar security with any Person; or

d. make any general solicitation by means of general advertising.

The undersigned will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to the Notes, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing (but without prejudice to its right at all times to sell or otherwise dispose of the Notes in accordance with the requirements of the Indenture and this Investor Letter).

6. The Investor understands that the Notes are not registered under the Securities Act and that such registration is not legally required as of the date hereof; and further understands that the Notes (a) are not being registered or otherwise qualified for sale under the “Blue Sky” laws and regulations of any state, (b) will not be listed in any stock or other securities exchange, (c) will not carry a rating from any rating service and (d) will be delivered in a form which may not be readily marketable.

7. The Investor acknowledges that it has either been supplied with or been given access to information, including financial statements and other financial information, to which a reasonable investor would attach significance in making investment decisions, and the Investor has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Issuer, the Collateral and the Notes and the security therefor so that, as a reasonable investor, the Investor has been able to make its decision to purchase the Notes.

8. The Investor has made its own inquiry and analysis with respect to the Notes and the security therefor, and other material factors affecting the security and payment of the Notes. The Investor is aware that the business of the Issuer involves certain economic variables and risks that could adversely affect the security for the Notes.

9. The Investor agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, to offer, sell or otherwise transfer such Notes only (a) in a transaction complying with Rule 144A, to a person it reasonably believes is a QIB purchasing for its own account or for the account of a QIB to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A; (b) in a transaction exempt from the registration requirement of the Securities Act and applicable state securities laws to a Person it reasonably believes is an Institutional Accredited Investor purchasing for its own account or for the account of an Institutional Accredited Investor to whom notice is given that the resale or other transfer is being made in reliance on Section 4(a)(l) (or other applicable exemption) of the Securities Act and applicable state securities laws; or (c) pursuant to another exemption from, or in a transaction not

Exhibit B -3-

subject to, the registration requirements of the Securities Act and applicable state securities laws. If at some future time the Investor wishes to dispose of or exchange any of the Notes, the Investor will not do so unless before any such sale, transfer or other disposition the Investor has furnished to the Trustee an Investor Letter substantially in the form of Exhibit B to the Indenture, executed by the proposed transferee unless the proposed transferee shall have delivered to the Issuer and the Trustee either (i) evidence satisfactory to them that such Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer; or (ii) an unqualified opinion of counsel to the effect that such transfer may be effected without registration under the Securities Act or any state securities laws; provided, however, that the requirement to deliver an investor letter shall not apply to any transfer (1) by the Initial Noteholder to any Affiliate of the Initial Noteholder or to Mizuho, (2) by Mizuho to any Affiliate of Mizuho, (3) by the Initial Noteholder, Mizuho or any Affiliate of the Initial Noteholder or Mizuho to a trust or custodial arrangement in which all of the beneficial ownership interests will be owned by one or more Qualified Institutional Buyers, (4) in connection with any repurchase transaction or any other secured lending transaction in which title, rights or interest in the Notes are granted to a buyer or transferee, or (5) to any Qualified Institutional Buyer.

10. The Investor agrees that the Investor is bound by and will abide by the provisions of the Indenture, the restrictions noted on the face of the Notes and this Investor Letter. The Investor agrees that it will provide to each person to whom it transfers such Notes notice of the restrictions on transfer of the Notes. The Investor will comply with all applicable federal and state securities laws, rules and regulations in connection with any resale or transfer of the Notes by the Investor.

11. The Investor acknowledges that any proposed assignee of a beneficial ownership interest in the Notes will be deemed under the Indenture to have made certain agreements and representations substantially similar to those set forth herein, as applicable. The Investor understands that each of the Investor’s Notes will bear a legend restricting transfer of the Notes substantially to the effect set forth in the Indenture.

12. The Investor hereby certifies to the Issuer and the Trustee that either (a) it is not an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), and it is not acquiring the Notes directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets are deemed to be “plan assets” (within the meaning of 29 CFR § 2510.3-101 (the “Plan Assets Regulation”)) of such a Plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other similar, applicable federal and state laws; and (ii) if the Notes are subsequently deemed to be “plan assets” (within the meaning of the Plan Assets Regulation), it will promptly dispose of the Notes.

13. The Investor will notify each of the addressees of this Investor Letter of any changes in the information and conclusions herein on or before the date of purchase. Until such

Exhibit B -4-

notice is given, each purchase of Notes by the Investor will constitute a reaffirmation of the statements made in this Investor Letter as of the date of such purchase and the addressees of this Investor Letter will continue to rely on the statements and agreements made herein in connection with sales of Notes to the Investor.

14. If the Investor is acquiring any Notes as a fiduciary or agent for one or more investor accounts, the Investor represents that it has sole investment discretion with respect to each such account and that it has full power to make on behalf of such account the representations, confirmations, acknowledgments and agreements set forth in this Investor Letter.

15. If the Investor proposes that the Notes be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

16. This Investor Letter will be deemed valid for the institution named on the signature page below. If there are additional institutions (e.g., subaccounts or mutual funds) to be designated as a QIB or an Institutional Accredited Investor by this Investor Letter, the undersigned will provide a list of such institutions.

17. In entering into this transaction the Investor has not relied upon any representations or opinions made by the Underwriter other than representations and statements of the Underwriter as it relates to the purchase price and rate on the Notes, nor has it looked to, nor expected, the Underwriter to undertake or require any credit investigation or due diligence reviews relating to the Issuer, its financial condition or business operations, or any other matter pertaining to the merits or risks of the transaction, or the adequacy of the funds pledged to secure repayment of the Notes.

Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Indenture.

Very truly yours,

[NAME OF INVESTOR]

By:
Name:
Title:

Exhibit B -5-

NOMINEE ACKNOWLEDGMENT

The undersigned hereby acknowledges and agrees that as to the Note being registered in its name, the sole beneficial owner thereof is and shall be _______________, the Investor identified above, for whom the undersigned is acting as nominee.

Dated:	Very truly yours,

[NAME OF INVESTOR]

By:
Name:
Title:

Exhibit B -6-

APPENDIX A

1. Qualified Institutional Buyer (“QIB”) means any of the following institutions:

(a) An institution referred to in any of clauses (i) through (xiii) below that in the aggregate owns or invests on a discretionary basis at least $100 million in “eligible securities”( defined in Section 2 below); provided, that such institution is buying for its own account or for the accounts of other QIBs.

(i) Insurance Company. An insurance company as defined in Section 2(a)(13) of the Securities Act of 1933, as amended (the “Securities Act”). A purchase by an insurance company for one or more of its separate accounts (as defined in Section 2(a)(37) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)), which are neither registered under Section 8 of the Investment Company Act nor required to be so registered, is deemed to be a purchase for the account of the insurance company.

(ii) Investment Company. An investment company registered under the Investment Company Act.

(iii) Investment Adviser. An investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

(iv) Issuer. A corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of a foreign bank or savings and loan association equivalent institution).

(v) Partnership; Business Trust. A partnership, Massachusetts or similar business trust.

(vi) Plan. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees.

(vii) Employee Benefit Plan. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(viii) Trust Fund. A trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (vi) or (vii) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

Exhibit B -7-

(ix) 501(c)(3) Organization. Any organization described m Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

(x) Business Development Company, Section 2(a)(48). A business development company as defined in Section 2(a)(48) of the Investment Company Act.

(xi) Business Development Company, Section 202(a)(22). A business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

(xii) Small Business Investment Company. A small business investment company licensed by the U.S. Small Business Company Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

(xiii) Bank: Savings and Loan. A bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution that has an audited net worth of at least $25 million in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

(b) Dealer. A dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) acting for its own account or the accounts of other QIBs, that in the aggregate owns or invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

(c) Dealer Acting in a Riskless Principal Transaction. A dealer registered pursuant to Section 15 of the Exchange Act, acting in a riskless principal transaction (as defined in Rule 144A) on behalf of a QIB.

(d) Investment Company, Part of a Family. An investment company registered under the Investment Company Act, acting for its own account or for the accounts of other QIBs, that is part of a family of investment companies (as defined in Rule 144A) which own in the aggregate at least $100 million in eligible securities.

(e) Entity, All of the Equity Owners of which Are QIBs. Any entity, all of the equity owners of which are QIBs, acting for its own account or the accounts of other QIBs.

Exhibit B -8-

2. Eligible Securities/Discretionary Basis. In determining the aggregate amount of securities owned or invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: securities issued by issuers that are affiliated with the purchaser or, if the purchaser is an investment company seeking to qualify as a QIB pursuant to Section l(d) above, are part of that purchasers “family of investment companies;” bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

The value of eligible securities must be calculated based on cost to the purchaser (or on the basis of market value if (a) the entity reports its securities holdings in its financial statements on the basis of their market value and (b) no current information with respect to the cost of those securities has been published).

In determining the aggregate amount of securities owned by an entity or invested by the entity on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority owned subsidiary that would be included in consolidated financial statements of another enterprise.

3. Institutional Accredited Investor means any of the following institutions:

(a) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) Any private business development company as defined m section 202(a)(22) of the Investment Advisers Act; or

Exhibit B -9-

(c) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Exhibit B -10-